UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, Joey Trombino, CPA, CA, was appointed as the Chief Financial Officer of Quest Solution, Inc. (the “Company”), effective immediately. Mr. Trombino will be located in the Company’s Montreal, Canada office with the Company’s Chief Executive Officer.

Mr. Trombino, 47, was previously Interim Chief Financial Officer at Asturia Technologies Inc., a technology company, from 2015 to 2016. In 2014, Mr. Trombino served as Interim Chief Financial Officer of Hybrid Paytech World Inc., a technology company listed on the Canadian Securities Exchange. Mr. Trombino was at Malaga Inc., a mining company listed on the Toronto Stock Exchange with dual listing on the QTCQX, from 2008 to 2013, including serving as Vice President and Chief Financial Officer from 2010 to 2013. His prior chief financial officer experience also includes serving as Vice President Finance and Chief Financial Officer of Positron Technologies Inc., a contract manufacturer, and Senior Vice President Finance and Chief Financial Officer of Zoom Media, a media company. He also previously served as Vice President Finance and Corporate Controller at Avestor, Director of Financial Planning at Alliance Forest Products Inc., and Audit Senior Manager at KPMG. He received his Diploma in Public Accountancy and Bachelor of Commerce degree in Accounting and Finance from McGill University.

In connection with Mr. Trombino’s appointment as Chief Financial Officer of the Company, the Company and Mr. Trombino entered into an Employment Agreement, dated April 19, 2016 (the “Trombino Employment Agreement”). The Trombino Employment Agreement has an initial term of two years (the “Term”), which Term shall automatically renew for successive one year terms unless terminated by either party upon notice given no later than 60 days’ before to the end of the then-current Term. Mr. Trombino’s initial base salary shall be CAD$180,000 per year. Mr. Trombino shall be eligible to receive (i) a one-time sign-on bonus of 100,000 shares of the Company’s restricted common stock, which shares will vest on the one year anniversary of the effective date of the Trombino Employment Agreement and (ii) a performance bonus at the end of the Company’s fiscal year 2016 based on measurable objectives, to be approved by the CEO and the Compensation Committee, equal to up to 30% of his base salary.

During the employment period, Mr. Trombino’s employment with the Company is at-will and may be terminated by either the Company or Mr. Trombino at any time, and for any reason. In the event Mr. Trombino voluntarily resigns for Good Reason (as defined in the Trombino Employment Agreement) or the Company terminates Mr. Trombino’s employment for any reason other than for Cause (as defined in the Trombino Employment Agreement), then the Company shall pay to Mr. Trombino the Termination Benefits (as defined in the Trombino Employment Agreement), which includes a severance payment.

The Trombino Employment Agreement also contains customary confidentiality and nondisparagement provisions.

Mr. Trombino does not have a family relationship with any of the current officers or directors of the Company. Other than the Trombino Employment Agreement, there are no arrangements or understandings between Mr. Trombino and any other person pursuant to which Mr. Trombino was appointed to serve as the Chief Financial Officer. There is no currently proposed transaction, and since the beginning of fiscal year 2015 there has not been any transaction, involving the Company and Mr. Trombino which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

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On May 2, 2016, Scot Ross resigned as the Chief Financial Officer of the Company, effective immediately. Mr. Ross will continue with the Company as the Company’s Vice-President Finance. In connection with his reassignment, Mr. Ross and the Company entered into a Second Amendment to Employment Agreement, effective May 2, 2016 (the “Ross Employment Agreement Amendment”) to Mr. Ross’s Employment Agreement, dated November 20, 2014, as amended by that First Amendment to Employment Agreement, dated April 27, 2015, to reflect Mr. Ross’s new position with the Company.

The above description of the terms of the Trombino Employment Agreement and the Ross Employment Agreement Amendment are not complete and are qualified by reference to the complete documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On May 5, 2016, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Trombino as Chief Financial Officer of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement by and between the Company and Joey Trombino

10.2	Second Amendment to Employment Agreement by and between the Company and Scot Ross

99.1	Press Release, dated May 5, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016

QUEST SOLUTION, INC.

By:	/s/ Tom Miller
Tom Miller
President

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between the Company and Joey Trombino

10.2	Second Amendment to Employment Agreement by and between the Company and Scot Ross

99.1	Press Release, dated May 5, 2016

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